Filed Pursuant to Rule 424(b)(3)
Registration No. 333-69312
6% Convertible Senior Notes due 2011 CUSIP No. 65332VBC6

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED DECEMBER 4, 2001
TO PROSPECTUS DATED NOVEMBER 15, 2000

     The selling security holders table on pages 18 – 20 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 6% convertible senior notes due 2011:

	Convertible Notes		Common Stock

	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
Name of Selling Security Holder	Notes Owned	Notes Offered	Owned	Offered

Allstate Insurance Company	3,550,000	3,550,000	65,500	-0-
Allstate Life Insurance Company	1,250,000	1,250,000	3,100	-0-
JMG Triton Offshore Fund, LTD	105,875,000	105,875,000	-0-	-0-
Microsoft Corporation — High Income	2,595,000	2,595,000	-0-	-0-
OCM High Income Convertible Limited Partnership	405,000	405,000	-0-	-0-
UBS O’Connor LLC F/B/O UBS Global Equity Arbitrage Master Ltd.	17,500,000	17,500,000	-0-	-0-